EXHIBIT 23.2
                                                                    ------------







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-65876) and related Prospectus of Precise Software Solutions Ltd. for the registration of up to an aggregate of 853,799 of its ordinary shares and to the incorporation by reference therein of our report dated August 23, 2000, with respect to the financial statements of Savant Corporation included in the Precise Software Solutions Ltd. Current Report on Form 8-K dated December 20, 2000, filed with the Securities and Exchange Commission.





                                                          /s/ Ernst & Young LLP

McLean, Virginia

August 13, 2001